                                    EXHIBIT 1



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                                                   COMMERCIAL SECURITY AGREEMENT
The Business Bank Of Baton Rouge
A Louisiana Banking Corporation
10725 Perkins Road Baton Rouge, LA 70810
(herein "Lender")

1.  DATE June 24,2002

2. PARTIES. The parties to this agreement are the debtor(s) (whether one or more, herein "Grantor") and Lender. David R. Vey

3.  APPEARANCE OF GRANTOR.

    David R. Vey (SSN ###-##-####), a single individual, domiciled in and residing in East Baton Rouge Parish, LA, whose current mailing address is 11822 Justice Ave., Suite B-6 Baton Rouge, LA 70816.

    (herein "Grantor")
    Grantor's |_| state of organization is
                                          --------------------------------------
    Grantor's |_| only place of business |X| chief executive office |_|
    principal residence is         11822 Justice Ave, Suite B-6, Baton Rouge
                                   Louisiana 70816

4. SECURITY INTEREST. Grantor grants to Lender a continuing security Interest in the property described below (herein r "Collateral") to secure the payment and performance of the obligation (herein Obligations) described in this agreement.

5. OBLIGATIONS. The security Interest granted herein in the Collateral shall secure the payment and performance of all present and future, joint, several, end/or solidary Obligations (including costs of collection and, upon the occurrence of a default under this agreement, legal expenses and attorney's fees incurred by lender in collecting or enforcing payment or performance of such Obligations and all funds spent by Lender in preserving or protecting or realizing on the Collateral described herein) of Grantor to Lender and of

  (whether one or more, herein "Borrower") to Lender, pursuant to:
      a. This agreement and the following promissory notes and agreements;

                                                             INTEREST     PRINCIPAL AMOUNT/          NOTE/          MATURITY DATE/
                        GRANTOR OR BORROWER                  RATE         CREDIT LIMIT          AGREEMENT DATE       PAYABLE ON
 David R. Vey                                                   4.750          200,000.00          06/24/2002        12/24/2002

    b. All other present or future, now existing, or hereafter arising, written or oral, agreements between Lender and any one or more of Grantor or or (if the preceding blank is completed), both, including, but not limited to all existing notes, loans, or advances (whether executed contemporaneously with this agreement or antecedent hereto), and all future notes, loans, or advances (whether executed for the same or different purposes than the preceding notes and agreements):

    c. All amendments, extensions, modifications, replacements, or substitutions to any of the foregoing; and

    d.  Applicable law.                                                       '

6. COLLATERAL. Unless prohibited by federal law, federal regulation or Chapter 9 of the Louisiana Commercial Laws, the collateral shall consist of all of the following described property and Grantor's rights, title and interest in such property whether now owned or hereafter acquired by Grantor and wheresoever located.

    125000 shares) of Sedona Corporation common/preferred stock evidenced by certificate number SD 04744. 150000 share(s) of Sedona Corporation common/preferred stock evidenced by certificate number SD 04908. 100000 share(s) of Sedona Corporation common/preferred stock evidenced by certificate number SD 04956. 200000 share(s) of Sedona Corporation common/preferred stock evidenced by certificate number SD 04974.

All accessions, accessories, additions, amendments, attachments, modifications, parts, replacements and substitutions to any of the above;

All proceeds and products of any of the above;

All proceeds from any policies of insurance pertaining to any of the above, to the extent authorized by Chapter 9 of the Louisiana Commercial Laws or any other applicable levy, all policies of Insurance pertaining to any of the above, and all unearned premiums pertaining to such policies; and

All books and records pertaining to any of the above.

                                                                     Page 1 of 4
(C)1991 Gulf Guaranty Life Insurance Company                 CSA1 Rev. (8/12/01)

7: REPRESENTATIONS, WARRANTIES AND COVENANTS. Grantor represents, warrants and covenants to Lender that:

    a.  Grantor is and shall remain the sole owner of the Collateral;

    b. Grantor's chief executive office, only place of business or residence is the address marked in paragraph 3 above. Grantor's other executive offices, places of business, locations of its business records, domiciles or residences are described on Schedule C attached hereto .and incorporated herein. Grantor's state of organization (if Grantor is a corporation, limited liability company, partnership in commendam (limited partnership) or registered limited liability partnership) is accurately listed In paragraph 3 above. Grantor's exact legal name is accurately listed in paragraph 3 above. Grantor shall immediately advise Lender in writing of any change in or addition to the foregoing addresses or information;

    c. Grantor shall not become a party to any restructuring of its form of business or participate in any consolidation, merger, liquidation or dissolution without providing Lender with thirty 130) or more days prior written notice of such change;

    d. Grantor shall notify Lender of the nature of any intended change of Grantor's name, or the use of any trade name, or any intended change of Grantor's state of organization, and the effective data of such change;

    e. The Collateral is and shall at all limns remain free of all tax or other (lens, security Interests, encumbrances or claims of any kind except for those belonging to Lender and those described on Schedule D attached hereto and incorporated herein. No liens, security interests encumbrances, or claims shall be granted or allowed by Grantor without the prior written consent of Lender. Without waiving the event of default as a result thereof, Grantor shall take any action and execute any document needed to discharge the foregoing liens security interest, encumbrances and claims;

    f. Grantor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein;

    g. None of the Collateral shall be moved to a new state without the prior written consent of Lender;

    h. Grantor shall provide Lender with possession of all chattel paper, instruments and money constituting the Collateral;

    i. All of Grantor's accounts, chattel paper, documents, general intangibles, instruments, and federal, state, parish, county, and municipal government and other permits, licenses, trusts, liens, contracts, leases, and agreements constituting Collateral are and shall be valid, genuine, and legally enforceable obligations and rights belonging to Grantor against one or more third parties and not subject to any claim, defense, set-off or counterclaim of any kind;

    j. Grantor shall not amend, extend, modify, replace, or substitute any account, chattel paper, document, general intangible, or instrument constituting the Collateral without the prior written consent of Lender except in the ordinary course of business as to such Collateral not in Lender's possession;

    k. Grantor has the right and is duly authorized to enter into and perform its Obligations under this agreement. Grantor's execution and performance of these Obligations does not and shall not conflict with the provisions of any statute, regulation, ordinance, rule of law, contract or other agreement which may now or hereafter be binding on Grantor;

    l. No action or proceeding is pending against Grantor which might result in any material or adverse change in its business operations or financial condition or materially affect the Collateral;

    m Grantor has not violated and shall not violate any applicable federal, state, parish, county, or municipal statute, regulation or ordinance which may materially and adversely affect its business operations or financial condition or the Collateral; and

    n. None of the Collateral is subject to the Federal Assignment of Claims Act or similar restriction on assignment or transfer imposed by any federal, state or local laws or regulations, except as the Lender has been notified In writing.

    o. This agreement and the Obligations described in this agreement are executed and incurred for agricultural, business or commercial purposes and not for consumer purposes.

8. SALE OF COLLATERAL. Grantor shall not assign, convey, lease, sell, transfer or otherwise dispose of any of the Collateral to any third party without the prior written consent of lender except for sales of inventory to buyers In the ordinary course of business.

 9. FINANCING STATEMENT AND OTHER PAPERS. Grantor shall take all actions and execute all papers required by Lender to attach perfect and maintain its security interest in the Collateral and establish and maintain its rights to receive the payment of the proceeds of the Collateral, including, but not limited to, executing any financing statements, fixture filings, continuation statements, amendments, effective financing statements, and other papers required by Chapter 9 of the Louisiana Commercial Laws or other applicable law. Grantor shall pay the costs of filling such papers in all offices wherever filing or recording is deemed by Lender to be necessary or desirable. In lieu of filing security agreements, financing statements, and effective financing statements, Lender shall be entitled to perfect its security interest in the Collateral by filing carbon, photographic, facsimile, or other reproductions of the aforementioned security agreements, financing statements, and effective financing statements with any authority required by Chapter 9 of the Louisiana Commercial Laws or other applicable law. Grantor authorizes Lender to file financing statements describing the collateral by a specific listing or by category or type, as applicable, or financing statements stating that the covered collateral is all assets or all movable pro party of Grantor. If any collateral is in the possession of a third party, Grantor will join with Lender in notifying the third party of Lender's security interest and obtaining an acknowledgment from the third party that it is holding the collateral for the benefit of Lender. Grantor further will cooperate with Lender in obtaining control with respect to any collateral consisting of deposit accounts, investment property or letter of credit rights.

10. INQUIRIES AND NOTIFICATION TO THIRD PARTIES. Grantor hereby authorizes Lender to contact any third party and make any inquiry pertaining to Grantor's financial condition or the Collateral. In addition, Lender is authorized to provide oral or written notice of its security Interest In the Collateral and the obligations and records of financial transactions pertaining thereto to any third party. Furthermore, Grantor hereby grants any third party the right to disclose to Lender any records of its financial transactions with Grantor.

11. COLLECTION OF INDEBTEDNESS FROM THIRD PARTIES. Lender shall be entitled to notify, and upon the request of Lender, Grantor shall notify any account debtor or other third party (including, but not limited to insurance companies) to pay any obligation owing to Grantor and constituting the Collateral (herein cumulatively "Indebtedness") to Lender whether or not a default exists under this agreement. Grantor shall diligently collect the Indebtedness owing to Grantor from its account debtors and other third parties until the giving of such notification. In the event that Grantor possesses or receives possession of any instrument or other remittances with respect to the Indebtedness following the giving of such notification or if the instruments or other remittances constitute the prepayment of Indebtedness or the payment of any insurance proceeds, Grantor %hail hold such instruments end other remittances in trust for Lender apart from Grantor's other property, endorse the instruments and other remittances to Lender, and immediately provide Lender with possession or the instruments and other remittances. Lender shall be entitled, but not required, to collect (by legal proceedings or otherwise), extend the time for payment of, compromise, exchange or release any obligor or collateral upon, or otherwise settle any of the indebtedness whether or not an event of default exists under this agreement. Lender shelf not be liable to Grantor for any action, error, mistake, omission or delay pertaining to the actions described in this paragraph or any damages resulting therefrom.

12. POWER OF ATTORNEY. Grantor hereby appoints Lender as his attorney-in-fact to endorse Grantor's name on all Instruments and other remittances payable to Grantor with respect to the Indebtedness or other papers pertaining to Lender's actions in connection with the Indebtedness. In addition, Lender shall be entitled, but not required, to perform any action or execute any paper required to be taken or executed by Grantor under this agreement and to carry our and enforce all or any portion of the incorporeal rights on which Grantor has granted a security interest for which Grantor has assigned) to Lender, including, but not limited to, the right to direct any insurer to pay all proceeds directly to Lender, to file any proof of claim, to settle or compromise any claim, to cancel any policy of insurance, to endorse Grantor's name on any draft or negotiable instrument drawn by any insurer, and to apply for a certificate of title for the Collateral. Lender's performance of such action or execution of such papers shall not relieve Grantor from any Obligation or cure any default under this agreement. The powers of attorney described in this paragraph are coupled with an interest and are irrevocable.

13. USE AND MAINTENANCE OF COLLATERAL. Grantor shall use the Collateral solely in the ordinary course of his business, for the usual purposes intended by the manufacturer (if applicable), with due care, and in compliance with the laws, ordinances, regulations, requirements and rules of all federal, state, parish, county and municipal authorities and in compliance with all insurance policies. Grantor shall not make any alterations, additions or improvements to the Collateral other than in the ordinary course of business without the prior written consent of Lender. Without limiting the foregoing, all alterations additions and improvements made to the Collateral shall be subject to tile security interest belonging to Lender shall not be removed without the prior written consent of Lender, and shall be made at Grantor's sole expense. Grantor shall take all actions and make any repairs or replacements needed to maintain the Collateral in good condition and working order. Grantor shall not remove ordinary goods from the state in which Grantor represents to Lender that they would be located without at lease thirty (30) days notice to and the prior written consent of Lender.

14. LOSS OR DAMAGE. Grantor shall bear tile entire risk of any loss, theft, destruction or damage (herein cumulatively "Loss or Damage") to all or any part of the Collateral. In the event of any Loss or Damage, Grantor will either restore the Collateral to its previous condition, replace the Collateral with similar property acceptable to Lender in Lender's sole discretion, or pay or cause to be paid to Lender the decrease in the fair market value of the affected Collateral. Grantor will immediately notify Lender of any Loss or Damage.

15. INSURANCE. Grantor shall maintain insurance on the Collateral in an amount and on forms insuring such risks and from such companies as are acceptable to Lender in its sole discretion. The insurance policies shall require the insurance companies to provide Lender with at least thirty (30) days written notice before such policies are altered or cancelled in any manner. The insurance policies shall name Lender as a loss payee on a form acceptable to Lender and provide that no act or omission of Grantor or any other person shall affect the right of Lender to be paid the insurance proceeds pertaining to the Loss or Damage of the Collateral. Grantor hereby assigns to Lender all his rights to collect any monies tinder such insurance policies to the extent that any such assignment is the transfer of an interest or claim excluded from Chapter 9 of the Louisiana Commercial Laws. Grantor shall promptly furnish to Lender copies of insurance certificates or policies which show Lender's insured interests. Grantor shall be in default if this insurance coverage is not obtained or maintained at all times, and Lender is hereby authorized, should Grantor fail to maintain this required insurance coverage, to obtain sufficient insurance coverage to cover the balance of Grantor's indebtedness to Lender and add the expense of such insurance to the total of Grantor's indebtedness. To repay this additional insurance expense, Grantor agrees to make increased installment payments upon the same payment interval required by this agreement. Lender's exercise of this right, with the subsequent increase in Grantor's installment payment, shall not constitute a new obligation or satisfy or replace Grantor's original obligation, but shall be simply a continuation of Grantor's obligations hereunder. Lender is not obligated to pay any insurance premiums or to carry any form of insurance coverage on the Collateral. Grantor hereby appoints Lender as Grantor's attorney-in-fact to endorse any insurance proceeds or refund checks in order to collect the amount due on these checks.


                                                                     Page 2 of 4
(C)1991 Gulf Guaranty Life Insurance Company                  CSA2 Rev. 8/12/01)

16. INDEMNIFICATION. Lender shall not assume or be responsible for the performance of any of Grantor's obligations with respect to the Collateral under any circumstances. Grantor shall immediately provide Lender with written notice of and indemnify and hold Lender and its shareholders, directors, officers, employees and agents harmless from all claims, damages, liabilities (including attorney's fees and legal expenses), causes of action, actions, suits and other legal proceedings (herein cumulatively "Claims") pertaining to his business operations or the Collateral, including, but not limited to, those arising from Lender's performance of Grantor's obligations with respect to the Collateral. Grantor, upon the request of Lender, shall hire legal counsel to defend Lender from such Claims, and pay the attorney's fees, legal expenses and other costs incurred in connection therewith. In the alternative, Lender shall be entitled to employ its own legal counsel to defend such Claims at Grantor's cost.

17. TAXES AND ASSESSMENTS. Grantor shall execute and file all tax returns and pay all taxes, licenses, fees and assessments relating to his business operations and the Collateral (including, but not limited to, Income taxes, personal property taxes, payroll taxes, sales taxes, use taxes, excise taxes and worker's compensation premiums in a timely manner.

18. INSPECTION OF COLLATERAL AND BOOKS AND RECORDS. Grantor shall allow lender or its agents to examine, Inspect and make abstracts and copies of the Collateral and Grantor's books and records pertaining to Grantor's business operations and financial condition or the Collateral during normal business hours. Grantor shall provide any assistance required by Lender for these purposes. All of the signatures and information pertaining to the Collateral or contained in the books and records shall be genuine, true, accurate and complete in all respects. Grantor shall note the existence of Lender's security interest in his books and records pertaining to the Collateral.

19. DEFAULT. Grantor shall be )n default under this agreement in the event that Grantor, Borrower or any guarantor: e) fails to pay or perform any one or more of the Obligations, b) violates any federal or state environmental law or regulation, c) dies, d) dissolves, liquidates or terminates existence,
     e) becomes Insolvent, f) becomes unable to pay debts as they mature, g) suspends business, h) engages In respite, f) engages in an assignment for the benefit of creditors, )) becomes the subject of a receivership, k) is convicted of a crime other than a traffic violation, I) allows his property to become subject to any tax lien or be sold by local, state or federal taxing authorities, m) conceals, removes, transfers or permits to be concealed, removed, or transferred any of his property with Intent to hinder, delay, or defraud any creditors, n) transfers any of his property to any creditor on account of an antecedent debt while insolvent if such transfer has the effect of preferring that creditor over other creditors,
     o) files or has filed against him a petition for an order for relief under the Bankruptcy Code, p) fails to pay any of the Obligations in full in the event of negative amortization, q) allows any of his property to be seized by any federal or state drug or other law enforcement authorities, r) is the subject of a judgement, s) breaches any representation, warranty, or covenant to Lender contained in this agreement or any other present or future, written or oral agreement; t) provides or causes any false or misleading signature or representation to be provided to Lender. u) suffers the Collateral to be damaged, destroyed, lost, or stolen in any material respect if not covered by collectable Insurance In the amount thereof; v) seeks to revoke, terminate or otherwise limit his liability under any continuing guaranty, or w) causes Lender to deem itself insecure in good faith for any reason.

20. RIGHTS OF LENDER ON DEFAULT. If there is a default under this agreement, Lender shall be entitled to exercise one or more of the following remedies without notice, demand, or putting in default (which are expressly waived):

     a.  To declare the Obligations immediately due and payable In full;

     b. To exercise all remedies and rights allowed Lender under Chapter 9 of the Louisiana Commercial Laws, other applicable Chapters of the Louisiana Commercial Laws, and all other applicable law; and,

     c. To change Grantor's mailing address, open Grantor's mail, and retain any Instruments or other remittances constituting the Collateral contained therein as authorized by law.

21. CONFESSION OF JUDGEMENT, CONSENT TO EXECUTORY PROCESS, WAIVER OF DEMAND FOR PAYMENT AND WAIVER OF EXEMPTION FROM SEIZURE. Grantor does hereby acknowledge the Obligations secured by this agreement, whether now existing or arising hereafter, and does hereby confess judgement in favor of Lender for the full payment and performance of the Obligations secured hereby. Grantor further agrees that in the event of a default under this agreement, Lender may seize and sell any of the Collateral under executory process. Grantor waives the demand for payment provided for by Article 2639 of the Louisiana Code of Civil Procedure. Grantor, and Grantor's spouse, if any, waive all claims and rights of homestead exemption, and all other exemptions from seizure and sale arising under the constitution and laws of Louisiana or any other jurisdiction, applicable to the Collateral securing the Obligations described herein.

22. KEEPER AGREEMENT. Grantor and Lender expressly agree that, in the event the Collateral is seized as an incident to an action to enforce this agreement, Lender may serve as keeper or may name the keeper at the time the seizure is effected, and this appointment shall be in accordance with the provisions of LSA-R.S. 9:5136, et seq.

23. APPLICATION OF PAYMENTS. Whether or not a default has occurred under this agreement, all payments made by or on behalf of Grantor and all credits due to Grantor from the disposition of the Collateral or otherwise may be applied against the amounts paid by Lender (including attorney's fees and legal expenses) in connection with the exercise of its rights or remedies described in this agreement and any interest thereon and then to the payment of the remaining Obligations in whatever order Lender chooses.

24. REIMBURSEMENT OF AMOUNTS EXPENDED BY LENDER. Lender may advance in its sole discretion and Grantor shall reimburse Lender for all amounts (including, but not limited to, the reasonable expenses of insuring, retaining, holding, preparing for sale or lease, selling leasing and the like, attorney's fees as set forth in paragraph 31 below, and legal expenses) expanded by Lender in the performance of any action requited to be token by Grantor or the exercise of any right or remedy belonging to Lender under this agreement, together with interest thereon at the highest rate described in any promissory note or credit agreement executed by Grantor of Borrower from the date of payment until the date of reimbursement. These sums shall be included in the definition of Obligations and shall be payable upon demand.

25. ASSIGNMENT. Grantor shall not be entitled to assign any of his rights, remedies or obligations described in this agreement without the prior written consent of Lender. Consent may be withheld by Lender In Its sole discretion. Lender shall be entitled to assign some or all of Its rights and remedies described in this agreement, including, but not limited to, its interest or any part thereof, in the Obligations, or any of them, and in the Collateral, or any of it, without notice to or the prior consent of Grantors in any manner. Upon such assignment, and to the extent thereof, Lender shall be fully discharged from all responsibility with respect to the Collateral. The assignee shall be vested with all of the rights and obligations of Lender with respect to the Collateral which Is assigned. Grantor hereby assigns to Lander all incorporeal rights that are incidental or accessory to the Collateral whether or not such rights are evidenced in writing or are now existing or hereafter arise it such assignment is a transaction excluded from Chapter 9 of the Louisiana Commercial Law.

26. MODIFICATION AND WAIVER. The modification or waiver of any of Grantor's Obligations or Lender's rights under this agreement must be contained in a writing signed by Lender. Lender may perform any of Grantor's Obligations or delay or fail to exercise any of its rights without causing a waiver of those Obligations or rights. A waiver on one occasion shall not constitute a waiver on any other occasion. Grantor's Obligations under this agreement shall not be affected if Lender amends extends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any Grantor or third party or any of its rights against any Grantor, third party, or Collateral.

27. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of Grantor and Lender and their respective successors, assigns, trustees, receivers, administrators, personal representatives, heirs, succession representative, legatees, and devisees.

28. NOTICES. Any notice or other communication to be provided under this agreement shall be in writing and shall be sent to the parties at the. addresses described in this agreement or such other addresses as the parties may designate in writing from time to time.

29. SEVERABILITY. If any provision of this agreement violate the law or is unenforceable, the test of the agreement shall remain valid.

30. APPLICABLE LAW. This agreement shall be governed by the laws of Louisiana. Grantor consents to the jurisdiction and venue of any court located in Louisiana in the event of any legal proceeding under this agreement.

31. COLLECTION COSTS. If Lender hires an attorney to assist In collecting any amount due or enforcing any right or remedy under this agreement, Grantor agrees to pay Lender's reasonable attorney's fees and collection cost subject to any restrictions imposed by law.

32. REMEDIES CUMULATIVE. All rights and remedies of Lender shall be cumulative and may be exercised individually or together and in any order. The election by Lender of any specific remedy shall not preclude the exercise of other remedies.

                                                                     Page 3 of 4
(C) 1991 Gulf Guaranty Life Insurance Company                  CSA3 Rev. 8/12/01

33. STANDARDS. The standards Lender is to follow with respect to Collateral in Lender's possession are: a) Lender's performance of Its obligation to exercise reasonable care in the custody and preservation of Collateral in its possession shall be considered commercially reasonable if Lender exercises a degree of care similar to that which it usually employs in the care of similar assets in its possession. In the case of Instruments or chattel paper in its possession, the obligation to preserve rights against prior parties remains with the Grantor and Lender's obligation is limited to cooperating with the Grantor, on written request, to the extent that is deemed commercially reasonable and consistent with full preservation of any security Interest granted to Lender In this or in any other security agreement. Lender may, at Its option, take any steps deemed necessary or advisable by it to preserve rights against third parties but assumes no obligation to do so. b) Lender assumes no management obligations regarding the Collateral and is under no obligation to respond to notices, send notices, exercise options, perform services, or take any actions in connection with the Collateral. Lender's sole obligation with respect to management of the Collateral is, upon the written request of Grantor, to make a flood faith effort to refer relevant notices it may receive regarding the Collateral to Grantor and to cooperate with Grantor to the extent that to do so is commercially reasonable and consistent with full preservation of any security Interest granted to Lender In this or In any other security agreement. At Its option, Lender may take any steps deemed necessary or advisable in the management of the Collateral but assumes no obligation to do so, Including, but not limited to, 1) transferring the Collateral to its own name or Into the name of one of Its nominees, 2) making demand, suing for, collecting, compromising, or making any settlement regarding the Collateral as Lender deems commercially reasonable In the preservation or satisfaction of Its security Interest, 3) receiving and receipting for all stock splits, stock dividends, or other changes in shares representing the original Instruments and all other benefits of any kind whatsoever arising from the Collateral, 4) voting any Collateral, 5) endorsing any Collateral and delivering same to Issuer at maturity, 6) renewing any renewable Collateral at maturity and receiving renewal Collateral or demanding and receiving the proceeds thereof payable at maturity, 7) demanding and receiving and reinvesting the proceeds payable at maturity if Collateral is non-renewable, and B) doing all and any other things which Lender deems necessary or desirable for its protection. c) Lender shall not be required to keep Collateral identifiable and may commingle such Collateral and may commingle fungible Collateral provided that Lender must return Collateral of like kind and quality upon termination of ail of Lender's security interests and the payment of ail of Grantor's Obligations to Lender and, d) Lender may use or operate the Collateral In Its possession for the purpose of preserving the Collateral or its value or in the some manner and to the same extent as if Lender owned the Collateral.

34. PURCHASE MONEY SECURITY INTEREST. If the security interest granted by Grantor is to be a purchase money security Interest, Lender is authorized, but Is not required, to disburse proceeds directly to the seller of the Collateral.

35. SELF HELP AND WAIVER OF APPRAISAL. In the event of default, if the Collateral is located in the State of Louisiana, In addition to other remedies available to Lender, Lender may take possession of the Collateral pursuant to the procedures established in LSA-R.S. 6:965, et seq. If the Collateral is located in any other state, in the event of default Lender may and is hereby authorized to take immediate possession of the Collateral wherever found without process of law and to hold same until the amount due and owing is paid by Grantor or Borrower or out of the proceeds of the sale oft he Collateral, and to that end the Collateral may be sold without the right of redemption by Grantor or Borrower either at public or private sale without demand for performance or without notice to Grantor or Borrower with or without having such Collateral at the place of sale, provided such action is allowed under the laws of the state where the Collateral is located. In the event that any law of the State of Louisiana or any other state where the Collateral might be located should require appraisal if not waived, Grantor waives his right to appraisal and authorizes any sale of the Collateral to be made without appraisal. In the event such sale is authorized in a different manner, then such sale may be conducted in any commercially reasonable manner authorized by the law of the state where the sale is to be conducted or where the Collateral is located. In any public or private sale or other disposition of collateral by Lender, Lender may disclaimer any warranties which by operation of law would otherwise accompany such disposition.

36. MISCELLANEOUS. This agreement is executed for business or commercial purposes. Grantor shall supply Information regarding Grantor's business operations and financial condition or the Collateral in the form and manner requested by Lender. All Information furnished by Grantor to Lender shall be true, accurate and complete in ail respects. Grantor and Lender agree that time is of the essence. All references to Grantor In this agreement shall include all parties signing below. If there is more than one Grantor, their Obligations shall be solidary. This agreement shall remain in full force and effect until Lender provides Grantor with written notice of termination. This agreement and any related papers represents the complete and Integrated understanding between Grantor and Lender pertaining to the terms and conditions of this agreement and the papers.

37.  ADDITIONAL TERMS.










Grantor acknowledges that Grantor has read, understands, and agrees to the terms and The Business Bank Of Baton Rouge conditions of this agreement.

               David R. Vey
--------------------------------------     -------------------------------------
GRANTOR David R. Vey                       GRANTOR


--------------------------------------     -------------------------------------
GRANTOR                                    GRANTOR


--------------------------------------     -------------------------------------
GRANTOR                                    GRANTOR
                                           The Business Bank of Baton Rouge

                                           BY: Janet Fieg
                                               ---------------------------------
                                               Janet Feig, Senior Vice President


                                                                     Page 4 of 4
(C) 1991 Gulf Guaranty Life Insurance Company                  CSA4 Rev. 8/12/01

                                                   COMMERCIAL SECURITY AGREEMENT

The Business Bank Of Baton Rouge
Louisiana Banking Corporation
10725 Perkins Road Baton Rouge, LA 70810


1.  DATE June 05, 2002
         -------------

2. PARTIES. The parties to this agreement are the debtor(s) (whether one or more, herein "Grantor") and Lender.
    David R. Vey

3.  APPEARANCE OF GRANTOR.



(herein "Grantor")
Grantor's |_| state of organization is
                                      ------------------------------------------
Grantor's |_| only place of business |X|chief executive office |_| principal
residence is           11822 Justice Ave, Suite B-6,
                       Baton Rouge Louisiana 70816

4. SECURITY INTEREST. Grantor grants to Lender a continuing security interest in the property described below (herein "Collateral") to secure the payment and performance of the obligation (herein Obligations) described in this agreement.

5. OBLIGATIONS. The security interest granted herein in the Collateral shall secure the payment and performance of all present and future, joint, several, and/or solidary Obligations (including costs of collection and, upon the occurrence of a default under this agreement, legal expenses and attorney's fees incurred by Lender in collecting or enforcing payment or performance of such Obligations and all funds spent by Lender in preserving or protecting or realizing on the Collateral described herein) of Grantor to Lender and of





(whether one or more, herein "Borrower") to Lender, pursuant to:


      a. This agreement and the following promissory notes and agreements;

                                                                 INTEREST   PRINCIPAL AMOUNT/         NOTE/        MATURITY DATE/
                       GRANTOR OR BORROWER                       RATE       CREDIT LIMIT         AGREEMENT DATE       PAYABLE ON
  David R. Vey                                                     4.750       200,000.00          06/05/2002         12/05/2002

      b. All other present or future, now existing, or hereafter arising, written or oral, agreements between Lender and any one or more of Grantor or or (if the preceding blank is completed), both, including, but not limited to all existing notes, loans, or advances (whether executed contemporaneously with this agreement or antecedent hereto), and all future notes, loans, or advances (whether executed for the same or different purposes than the preceding notes and agreements):

      c. All amendments, extensions, modifications, replacements, or substitutions to any of the foregoing; and

      d. Applicable law.

6. COLLATERAL. Unless prohibited by federal law, federal regulation or Chapter 9 of the Louisiana Commercial Laws, the collateral shall consist of all of the following described property and Grantors rights, title and interest in such property whether now owned or hereafter acquired by Grantor and wheresoever located.

   400000 share(s) of Sedona Corporation common/preferred stock evidenced by certificate number SD 05027.

All accessions, accessories, additions, amendments, attachments, modifications, parts, replacements and substitutions to any of the above;

All proceeds and products of any of the above; All proceeds from any policies of insurance pertaining to any of the above, to the extent authorized by Chapter 9 of the Louisiana Commercial Laws or any other applicable law, all policies of insurance pertaining to any of the above, and all unearned premiums pertaining to such policies; and

All books and records pertaining to any of the above.


                                                                     Page 1 of 4
(C) 1991 Gulf Guaranty Life Insurance Company                 CSA1 Rev.(6/12/01)

COMMERCIAL SECURITY AGREEMENT
7. REPRESENTATIONS, WARRANTIES AND COVENANTS. Grantor represents, warrants and covenants to Lender that:

    a.  Grantor is and shall remain the sole owner of the Collateral;

    b. Grantor's chief executive office, only place of business, or residence is the address marked in paragraph 3 above. Grantor's other executive offices, places of business, locations of its business records, domiciles or residences are described on Schedule C attached hereto and incorporated herein. Grantor's state of organization (if Grantor is a corporation, limited liability company, partnership in commendam (limited partnership) or registered limited liability partnership) is accurately listed in paragraph 3 above. Grantor's exact legal name is accurately listed in paragraph 3 above. Grantor shall immediately advise Lender in writing of any change in or addition to the foregoing addresses or information;

    c. Grantor shall not become a party to any restructuring of its form of business or participate in any consolidation, merger, liquidation or dissolution without providing Lender with thirty (30) or more days prior written notice of such change;

    d. Grantor shall notify Lender of the nature of any intended change of Grantor's name, or the use of any trade name, or any intended change of Grantor's state of organization, and the effective date of such change;

    e. The Collateral is and shall at all times remain free of all tax or other liens, security interests, encumbrances or-claims of any kind except for those belonging to Lender and those described on Schedule D attached hereto and incorporated herein. No liens, security interests encumbrances, or claims shall be granted or allowed by Grantor without the prior written consent of Lender. Without waiving the event of default as a result thereof, Grantor shall take any action and execute any document needed to discharge the foregoing liens security interest, encumbrances and claims;

    f. Grantor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein;

    g. None of the Collateral shall be moved to a new state without the prior written consent of Lender;

    h. Grantor shall provide Lender with possession of all chattel paper, instruments and money constituting the Collateral;

    i. All of Grantor's accounts, chattel paper, documents, general intangibles, instruments, and federal, state, parish, county, and municipal government and other permits, licenses, trusts, liens, contracts, leases, and agreements constituting Collateral are and shall be valid, genuine, and legally enforceable obligations and rights belonging to Grantor against one or more third parties and not subject to any claim, defense, set-off or counterclaim of any kind;

    j. Grantor shall not amend, extend, modify, replace, or substitute any account, chattel paper, document, general intangible, or instrument constituting the Collateral without the prior written consent of Lender except in the ordinary course of business as to such Collateral not in Lender's possession;

    k. Grantor has the right and is duly authorized to enter into and perform its Obligations under this agreement. Grantor's execution and performance of these Obligations does not and shall not conflict with the provisions of any statute, regulation, ordinance, rule of law, contract or other agreement which may now or hereafter be binding on Grantor;

    l. No action or proceeding is pending against Grantor which might result in any material or adverse change in its business operations or financial condition or materially affect the Collateral;

    m. Grantor has not violated and shall not violate any applicable federal, state, parish, county, or municipal statute, regulation or ordinance which may materially and adversely affect its business operations or financial condition or the Collateral; and

    n. None of the Collateral is subject to the Federal Assignment of Claims Act or similar restriction on assignment or transfer imposed by any federal, state or local laws or regulations, except as the Lender has been notified in writing.

    o. This agreement and the Obligations described in this agreement are executed and incurred for agricultural, business or commercial purposes and not for consumer purposes.

8. SALE OF COLLATERAL. Grantor shall not assign, convey, lease, sell, transfer or otherwise dispose of any of the Collateral to any third .party without the prior written consent of Lender except for sales of inventory to buyers in the ordinary course of business.

 9. FINANCING STATEMENT AND OTHER PAPERS. Grantor shall take all actions and execute all papers required by Lender to attach perfect and maintain its security interest in the Collateral and establish and maintain its rights to receive the payment of the proceeds of the Collateral, including, but not limited to, executing any financing statements, fixture filings, continuation statements, amendments, effective financing statements, and other papers required by Chapter 9 of the Louisiana Commercial Laws or other applicable law. Grantor shall pay the costs of filling such papers in all offices wherever filing or recording is deemed by Lender to be necessary or desirable. In lieu of filing security agreements, financing statements, and effective financing' statements, Lender shall be entitled to perfect its security interest in the Collateral by filing carbon, photographic, facsimile, or other reproductions of the aforementioned security agreements, financing statements, and effective financing statements with any authority required by Chapter 9 of the Louisiana Commercial Laws or other applicable law. Grantor authorizes Lender to file financing statements describing the collateral by a specific listing or by category or type, as applicable, or financing statements stating that the covered collateral is all assets or all movable property of Grantor. If any collateral is in the possession of a third party, Grantor will join with Lender in notifying the third party of Lender's security interest and obtaining an acknowledgment from the third party that it is holding the collateral for the benefit of Lender. Grantor further will cooperate with Lender in obtaining control with respect to any collateral consisting of deposit accounts, investment property or letter of credit rights.

10. INQUIRIES AND NOTIFICATION TO THIRD PARTIES. Grantor hereby authorizes Lender to contact any third party and make any inquiry pertaining to Grantor's financial condition or the Collateral. In addition, Lender is authorized to provide oral or written notice of its security interest in the Collateral and the obligations and records of financial transactions pertaining thereto to any third party. Furthermore, Grantor hereby grants any third party the right to disclose to Lender any records of its financial transactions with Grantor.

11. COLLECTION OF INDEBTEDNESS FROM THIRD PARTIES. Lender shall be entitled to notify, and upon the request of Lender, Grantor shall notify any account debtor or other third party (including, but not limited to insurance companies) to pay any obligation owing to Grantor and constituting the Collateral (herein cumulatively "Indebtedness") to Lender whether or not a default exists under this agreement. Grantor shall diligently collect the Indebtedness owing to Grantor from its account debtors and other third parties until the giving of such notification: In the event that Grantor possesses or receives possession of any instrument or other remittances with respect to the Indebtedness following the giving of such notification or if the instruments or other remittances constitute the prepayment of Indebtedness or the payment of any insurance proceeds, Grantor shall hold such Instruments and other remittances in trust for Lender apart from Grantor's other property, endorse the Instruments and other remittances to Lender, and immediately provide Lender with possession of the Instruments and other remittances. Lender shall be entitled, but not required, to collect (by legal proceedings or otherwise), extend the time for payment of, compromise, exchange or release any obligor or collateral upon, or otherwise settle any of the Indebtedness whether or not an event of default exists under this agreement. Lender shall not be liable to Grantor for any action, error, mistake, omission or delay pertaining to the actions described in this paragraph or any damages resulting therefrom.

12. POWER OF ATTORNEY. Grantor hereby appoints Lender as his attorney-in-fact to endorse Grantor's name on all Instruments and other remittances payable to Grantor with respect to the Indebtedness or other papers pertaining to Lender's actions in connection with the Indebtedness. In addition, Lender shall be entitled, but not required, to perform any action or execute any paper required to be taken or executed by Grantor under this agreement and to carry our and enforce all or any portion of the incorporeal rights on which Grantor has granted a security interest (or which Grantor has assigned) to Lender, including, but not limited to, the right to direct any Insurer to pay all proceeds directly to Lender, to file any proof of claim, to settle or compromise any claim, to cancel any policy of insurance, to endorse Grantor's name on any draft or negotiable instrument drawn by any insurer, and to apply for a certificate of title for the Collateral. Lender's performance of such action or execution of such papers shall not relieve Grantor from any Obligation or cure any default under this agreement. The powers of attorney described in this paragraph are coupled with an interest and are irrevocable.

13. USE AND MAINTENANCE OF COLLATERAL. Grantor shall use the Collateral solely in the ordinary course of his business, for the usual purposes intended by the manufacturer (if applicable), with due care, and in compliance with the laws, ordinances, regulations, requirements and rules of all federal, state, parish, county and municipal authorities and in compliance with all insurance policies. Grantor shall not make any alterations, additions or improvements to the Collateral other than in the ordinary course of business without the prior written consent of Lender. Without limiting the foregoing, all alterations additions and improvements made to the Collateral shall be subject to the security interest belonging to Lender shall not be removed without the prior written consent of Lender, and shall be made at Grantor's sole expense. Grantor shall take all actions and make any repairs or replacements needed to maintain the Collateral in good condition and working order. Grantor shall not remove ordinary goods from the state in which Grantor represents to Lender that they would be located without 'at lease thirty (30) days notice to and the prior written consent of Lender.

14. LOSS OR DAMAGE. Grantor shall bear the entire risk of any loss, theft, destruction or damage (herein cumulatively "Loss or Damage") to all or any part of the Collateral. In the event of any Loss or Damage, Grantor will either restore the Collateral to its previous condition, replace the Collateral with similar property acceptable to Lender in Lender's sole discretion, or pay or cause to be paid to Lender the decrease in the fair market value of the affected Collateral. Grantor will immediately notify Lender of any Loss or Damage.

15. INSURANCE. Grantor shall maintain insurance on the Collateral in an amount and on forms insuring such risks and from such companies as are acceptable to Lender in its sole discretion. The Insurance policies shall require the insurance companies to provide Lender with at least thirty (30) days written notice before such policies are altered or cancelled in any manner. The insurance policies shall name Lender as a loss payee on a form acceptable to Lender and provide that no act or omission of Grantor or any other person shall affect the right of Lender to be paid the insurance proceeds pertaining to the Loss or Damage of the Collateral. Grantor hereby assigns to Lender all his rights to collect any monies under such insurance policies to the extent that any such assignment is the transfer of an interest or claim excluded from Chapter 9 of the Louisiana Commercial Laws. Grantor shall promptly furnish to Lender copies of insurance certificates or policies which show Lender's insured interests. Grantor shall be in default if this insurance coverage is not obtained or maintained at all times, and Lender is hereby authorized, should Grantor fail to maintain this required insurance coverage, to obtain sufficient insurance coverage to cover the balance of Grantor's indebtedness to Lender and add the expense of such insurance to the total of Grantor's indebtedness. To repay this additional insurance expense, Grantor agrees to make increased installment payments upon the same payment interval required by this agreement. Lender's exercise of this right, with the subsequent increase in Grantor's installment payment, shall not constitute a new obligation or satisfy or replace Grantor's original obligation, but shall be simply a continuation of Grantor's obligations hereunder. Lender is not obligated to pay any insurance premiums or to carry any form of insurance coverage on the Collateral. Grantor hereby appoints Lender as Grantor's attorney-in-fact to endorse any insurance proceeds or refund checks in order to collect the amount due on these checks.

                                                                     Page 2 of 4
(C) 1991 Gulf Guaranty Life Insurance Company                 CSA2 Rev. 6/12/01)

COMMERCIAL SECURITY AGREEMENT

16. INDEMNIFICATION. Lender shall not assume or be responsible for the performance of any of Grantor's obligations with respect to the Collateral under any circumstances. Grantor shall immediately provide Lender with written notice of and indemnify and hold Lender and its shareholders, directors, officers, employees and agents harmless from all claims, damages, liabilities (including attorney's fees and legal expenses), causes of action, actions, suits and other legal proceedings (herein cumulatively "Claims") pertaining to his business operations or the Collateral, including, but not limited to, those arising from Lender's performance of Grantor's obligations with respect to the Collateral. Grantor, upon the request of Lender, shall hire legal counsel to defend Lender from such Claims, and pay the attorney's fees, legal expenses and other costs incurred in connection therewith. In the alternative, Lender shall be entitled to employ its own legal counsel to defend such Claims at Grantor's cost.

17. TAXES AND ASSESSMENTS. Grantor shall execute and file all tax returns and pay all taxes, licenses, fees and assessments relating to his business operations and the Collateral (including, but not limited to, income taxes, personal property taxes, payroll taxes, sales taxes, use taxes, excise taxes and worker's compensation premiums) in a timely manner.

18. INSPECTION OF COLLATERAL AND BOOKS AND RECORDS. Grantor shall allow lender or its agents to examine, inspect and make abstracts and copies of the Collateral and Grantor's books and records pertaining to Grantor's business operations and financial condition or the Collateral during normal business hours. Grantor shall provide any assistance required by Lender for these purposes. All of the signatures and information pertaining to the Collateral or contained in the books and records shall be genuine, true, accurate and complete in all respects. Grantor shall note the existence of Lender's security interest in his books and records pertaining to the Collateral.

19. DEFAULT. Grantor shall be in default under this agreement in the event that Grantor, Borrower or any guarantor: a) fails to pay or perform any one or more of the Obligations, b) violates any federal or state environmental law or regulation, c) dies, d) dissolves, liquidates or terminates existence,
     e) becomes insolvent, f) becomes unable to pay debts as they mature, g) suspends business, h) engages in respite, 1) engages in an assignment for the benefit of creditors, j) becomes the subject of a receivership, k) is convicted of a crime other than a traffic violation, I) allows his property to become subject to any tax lien or be sold by local, state or federal taxing authorities, m) conceals, removes, transfers or permits to be concealed, removed, or transferred any of his property with intent to hinder, delay, or defraud any creditors, n) transfers any of his property to any creditor on account of an antecedent debt while insolvent if such transfer has the effect of preferring that creditor over other creditors,
     o) files or has filed against him a petition for an order for relief under the Bankruptcy Code, p) fails to pay any of the Obligations in full in the event of negative amortization, q) allows any of his property to be seized by any federal or state drug or other law enforcement authorities, r) is the subject of a judgement, s) breaches any representation, warranty, or covenant to Lender contained in this agreement or any other present or future, written or oral agreement; t) provides or causes any false or misleading signature or representation to be provided to Lender; u) suffers the Collateral to be damaged, destroyed, lost, or stolen in any material respect if not covered by collectable insurance in the amount thereof; v) seeks to revoke, terminate or otherwise limit his liability under any continuing guaranty, or w) causes Lender to deem itself insecure in good faith for any reason.

20. RIGHTS OF LENDER ON DEFAULT. If there is a default under this agreement, Lender shall be entitled to exercise one or more of the following remedies without notice, demand, or putting in default (which are expressly waived):

     a.  To declare the Obligations immediately due and payable in full;

     b. To exercise all remedies and rights allowed Lender under Chapter 9 of the Louisiana Commercial Laws, other applicable Chapters of the Louisiana Commercial Laws, and all other applicable law; and;

     c. To change Grantor's mailing address, open Grantor's mail, and retain any instruments or other remittances constituting the Collateral contained therein as authorized by law.

21. CONFESSION OF JUDGEMENT, CONSENT TO EXECUTORY PROCESS, WAIVER OF DEMAND FOR PAYMENT AND WAIVER OF EXEMPTION FROM SEIZURE. Grantor does hereby acknowledge the Obligations secured by this agreement, whether now existing or arising hereafter, and does hereby confess judgement in favor of Lender for the full payment and performance of the Obligations secured hereby. Grantor further agrees that in the event of a default under this agreement, Lender may seize and sell any of the Collateral under executory process. Grantor waives the demand for payment provided for by Article 2639 of the Louisiana Code of Civil Procedure. Grantor, and Grantor's spouse, if any, waive all claims and rights of homestead exemption, and all other exemptions from seizure and sale arising under the constitution and laws of Louisiana or any other jurisdiction, applicable to the Collateral securing the Obligations described herein.

22. KEEPER AGREEMENT. Grantor and Lender expressly agree that, in the event the Collateral is seized as an incident to an action to enforce this agreement, Lender may serve as keeper or may name the keeper at the time the seizure is effected, and this appointment shall be in accordance with the provisions of LSA-R.S. 9:5136, et seq.

23. APPLICATION OF PAYMENTS. Whether or not a default has occurred under this agreement, all payments made by or on behalf of Grantor and all credits due to Grantor from the disposition of the Collateral or otherwise may be applied against the amounts paid by Lender (including attorney's fees and legal expenses) in connection with the exercise of its rights or remedies described in this agreement and any interest thereon and then to the payment of the remaining Obligations in whatever order Lender chooses.

24. REIMBURSEMENT OF AMOUNTS EXPENDED BY LENDER. Lender may advance in its sole discretion and Grantor shall reimburse Lender for all amounts (including, but not limited to, the reasonable expenses of insuring, retaining, holding, preparing for sale or lease, selling leasing and the like, attorney's fees as set forth in paragraph 31 below, and legal expenses) expended by Lender in the performance of any action required to be taken by Grantor or the exercise of any right or remedy belonging to Lender under this agreement, together with interest thereon at the highest rate described in any promissory note or credit agreement executed by Grantor of Borrower from the date of payment until the date of reimbursement. These sums shall be included in the definition of Obligations and shall be payable upon demand.

25. ASSIGNMENT. Grantor shall not be entitled to assign any of his rights, remedies or obligations described in this agreement without the prior written consent of Lender. Consent may be withheld by Lender in its sole discretion. Lender shall be entitled to assign some or all of its rights and remedies described in this agreement, including, but not limited to, its interest or any part thereof, in the Obligations, or any of them, and in the Collateral, or any of it, without notice to or the prior consent of Grantors in any manner. Upon such assignment, and to the extent thereof, Lender shall be fully discharged from all responsibility with respect to the Collateral. The assignee shall be vested with all of the rights and obligations of Lender with respect to the Collateral which is assigned. Grantor hereby assigns to Lender all incorporeal rights that are incidental or accessory to the Collateral whether or not such rights are evidenced in writing or are now existing or hereafter arise if such assignment is a transaction excluded from Chapter 9 of the Louisiana Commercial Law.

26. MODIFICATION AND WAIVER. The modification or waiver of any of Grantor's Obligations or Lender's rights under this agreement must be contained in a writing signed by Lender. Lender may perform any of Grantor's Obligations or delay or fail to exercise any of its rights without causing a waiver of those Obligations or rights. A waiver on one occasion shall not constitute a waiver on any other occasion. Grantor's Obligations under this agreement shall not be affected if Lender amends extends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any Grantor or third party or any of its rights against any Grantor, third party, or Collateral.

27. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of Grantor and Lender and their respective successors, assigns, trustees, receivers, administrators, personal representatives, heirs, succession representative, legatees, and devisees.

28. NOTICES. Any notice or other communication to be provided under this agreement shall be in writing and shall be sent to the parties at the addresses described in this agreement or such other addresses as the parties may designate in writing from time to time.

29. SEVERABILITY. If any provision of this agreement violate the law or is unenforceable, the rest of the agreement shall remain valid.

30. APPLICABLE LAW. This agreement shall be governed by the laws of Louisiana. Grantor consents to the jurisdiction and venue of any court located in Louisiana in the event of any legal proceeding under this agreement.

31. COLLECTION COSTS. If Lender hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this agreement, Grantor agrees to pay Lender's reasonable attorney's fees and collection cost subject to any restrictions imposed by law.

32. REMEDIES CUMULATIVE. All rights and remedies of Lender shall be cumulative and may be exercised individually or together and in any order. The election by Lender of any specific remedy shall not preclude the exercise of other remedies.

                                                                     Page 3 of 4
(C) 1991 Gulf Guaranty Life Insurance Company                 CSA2 Rev. 6/12/01)

33. STANDARDS. The standards Lender is to follow with respect to Collateral in Lender's possession are: a) Lender's performance of its obligation to exercise reasonable care in the custody and preservation of Collateral in its possession shall be considered commercially reasonable if Lender exercises a degree of care similar to that which it usually employs in the care of similar assets in its possession. In the case of Instruments or chattel paper in its possession, the obligation to preserve rights against prior parties remains with the Grantor and Lender's obligation is limited to cooperating with the Grantor, on written request, to the extent that is deemed commercially reasonable and consistent with full preservation of any security interest granted to Lender in this or in any other security agreement. Lender may, at its option, take any steps deemed necessary or advisable by it to preserve rights against third parties but assumes no obligation to do so. b) Lender assumes no management obligations regarding the Collateral and is under no obligation to respond to notices, send notices, exercise options, perform services, or take any actions in connection with the Collateral. Lender's sole obligation with respect to management of the Collateral is, upon the written request of Grantor, to make a good faith effort to refer relevant notices it may receive regarding the Collateral to Grantor and to cooperate with Grantor to the extent that to do so is commercially reasonable and consistent with full preservation of any security interest granted to Lender in this or in any other security agreement. At its option, Lender may take any steps deemed necessary or advisable in the management of the Collateral but assumes no obligation to do so, including, but not limited to, 1) transferring the Collateral to its own name or into the name of one of its nominees, 2) making demand, suing for, collecting, compromising, or making any settlement regarding the Collateral as Lender deems commercially reasonable in the preservation or satisfaction of its security interest, 3) receiving and receipting for all stock splits, stock dividends, or other changes in shares representing the original instruments and all other benefits of any kind whatsoever arising from the Collateral, 4) voting any Collateral, 5) endorsing any Collateral and delivering same to issuer at maturity, 6) renewing any renewable Collateral at maturity and receiving renewal Collateral or demanding and receiving the proceeds thereof payable at maturity, 7) demanding and receiving and reinvesting the proceeds payable at maturity if Collateral is non-renewable, and 8) doing all and any other things which Lender deems necessary or desirable for its protection. c) Lender shall not be required to keep Collateral identifiable and may commingle such Collateral and may commingle fungible Collateral provided that Lender must return Collateral of like kind and quality upon termination of all of Lender's security interests and the payment of all of Grantor's Obligations to Lender and, d) Lender may use or operate the Collateral in its possession for the purpose of preserving the Collateral or its value or in the same manner and to the same extent as if Lender owned the Collateral.

34. PURCHASE MONEY SECURITY INTEREST. If the security interest granted by Grantor is to be a purchase money security interest, Lender is authorized, but is not required, to disburse proceeds directly to the seller of the Collateral.

35. SELF HELP AND WAIVER OF APPRAISAL. In the event of default, if the Collateral is located in the State of Louisiana, in addition to other remedies available to Lender, Lender may take possession of the Collateral pursuant to the procedures established in LSA-R.S. 6:965, et seq. If the Collateral is located in any other state, in the event of default Lender may and is hereby authorized to take immediate possession of the Collateral wherever found without process of law and to hold same until the amount due and owing is paid by Grantor or Borrower or out of the proceeds of the sale of the Collateral, and to that end the Collateral may be sold without the right of redemption by Grantor or Borrower either at public or private sale without demand for performance or without notice to Grantor or Borrower with or without having such Collateral at the place of sale, provided such action is allowed under the laws of the state where the Collateral is located. In the event that any law of the State of Louisiana or any other state where the Collateral might be located should require appraisal if not waived, Grantor waives his right to appraisal and authorizes any sale of the Collateral to be made without appraisal. In the event such sale is authorized in a different manner, then such sale may be conducted in any commercially reasonable manner authorized by the law of the state where the sale is to be conducted or where the Collateral is located. In any public or private sale or other disposition of collateral by Lender, Lender may disclaimer any warranties which by operation of law would otherwise accompany such disposition.

36. MISCELLANEOUS. This agreement is executed for business or commercial purposes. Grantor shall supply information regarding Grantor's business operations and financial condition or the Collateral in the form and manner requested by Lender. All information furnished by Grantor to Lender shall be true, accurate and complete in all respects. Grantor and Lender agree that time is of the essence. All references to Grantor in this agreement shall include all parties signing below. If there is more than one Grantor, their Obligations shall be solidary. This agreement shall remain in full force and effect until Lender provides Grantor with written notice of termination. This agreement and any related papers represents the complete and integrated understanding between Grantor and Lender pertaining to the terms and conditions of this agreement. and the papers.

37.  ADDITIONAL TERMS.

Grantor acknowledges that Grantor has read, understands, and agrees to the terms and conditions of this agreement.

               David R. Vey
--------------------------------------     -------------------------------------
GRANTOR David R. Vey                       GRANTOR


--------------------------------------     -------------------------------------
GRANTOR                                    GRANTOR


--------------------------------------     -------------------------------------
GRANTOR                                    GRANTOR


                                           The Business Bank of Baton Rouge

                                           BY: Janet Fieg
                                               ---------------------------------
                                               Janet Feig, Senior Vice President


                                                                     Page 4 of 4
(C) 1991 Gulf Guaranty Life Insurance Company                 CSA4 Rev. 6/12/01)